                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of Wire One Technologies, Inc.

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated February 29, 2000 relating to the consolidated financial statements of Wire One Technologies, Inc. and subsidiaries as of December 31, 1999 and for the year then ended, which are contained in this Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Woodbridge, New Jersey
September 12, 2000